Exhibit 10.01(a)

SPECIFIC TERMS IN THIS LETTER AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT EQT CORPORATION TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
July 10, 2021
Rice Drilling B LLC
625 Liberty Avenue, Suite 1700
Pittsburgh, Pa 15222-3111
Attn: Keith Shoemaker
RE:     Ealy North – Briggs – Richter Gas
Dear Mr. Shoemaker:
Reference is made to that certain Gas Gathering and Compression Agreement dated as of February 26, 2020 by and among EQT Corporation, EQT Production Company, Rice Drilling B LLC, and EQT Energy, LLC (collectively, “Producer”), and EQM Gathering Opco, LLC (“Gatherer”), as the same was amended by that certain First Amendment to Gas Gathering and Compression Agreement dated August 26, 2020, between Producer and Gatherer (as amended, the “Gathering Agreement”). All capitalized terms used but not otherwise defined in this letter agreement (“Letter Agreement”) shall have the meanings (if any) ascribed to them in the Gathering Agreement.
WHEREAS, Gatherer currently receives Dedicated Gas into the Gathering System produced from Producer’s Well Pad known as the Ealy North Pad (“Ealy North Pad”) for delivery to the Delivery Point known as the Ft. Beeler Processing Plant owned and operated by Williams Ohio Valley Midstream LLC (“Processing Plant”);
WHEREAS, the Processing Plant is scheduled to be shut down for maintenance for a period commencing on July 12, 2021 and continuing through approximately July 16, 2021 (the actual duration of such maintenance being the “Maintenance Period”) and, accordingly, Producer will be unable to tender Dedicated Gas from the Ealy North Pad to Gatherer for delivery to the Processing Plant during the Maintenance Period;
WHEREAS, Producer has requested that Gatherer temporarily release from the Dedication the Dedicated Gas produced from the Ealy North Pad during the Maintenance Period (“Ealy North Gas”) so that Producer may flow Ealy North Gas to CNX Midstream Partners LP or its applicable affiliate (“CNX”) during the Maintenance Period, which Ealy North Gas is anticipated to amount to approximately [***] Mcfd in the aggregate; and

WHEREAS, Gatherer is willing to waive its rights to the Ealy North Gas under the Gathering Agreement during the Maintenance Period and allow Producer to flow Ealy North Gas to CNX during such period, subject to Producer’s agreement to flow all Gas produced from Producer’s Well Pads (“Alternative Wells”) known as the John Briggs Pad and the George Richter Pad (“Alternative Gas”) to Gatherer for receipt into the Gathering System at Receipt Points within the Beta/Windridge/ASR/Throckmorton System AMI as depicted in Exhibit A hereto (“Alternative Receipt Points”) in quantities equal to such Ealy North Gas (“Equivalent Quantities”), in accordance with the terms and conditions set forth herein; Alternative Gas is currently flowing from the Alternative Wells at a rate of approximately [***] Mcfd in the aggregate.
NOW, THEREFORE, Gatherer and Producer (collectively, “Parties” and each a “Party”), by execution of this Letter Agreement and in consideration of the mutual covenants contained herein, do hereby agree as follows:
1.Waiver and Release.
(a)Subject to the terms and conditions of this Letter Agreement, Gatherer hereby (i) temporarily releases the Ealy North Gas from the Dedication during the Maintenance Period and waives its rights and forbears any requirement under the Gathering Agreement that the Producer deliver Ealy North Gas to Gatherer for acceptance into the Gathering System during the Maintenance Period and (ii) consents to the delivery of Ealy North Gas to CNX during the Maintenance Period. Producer shall continue to provide to Gatherer wellhead measurement data confirming volumes of Ealy North Gas flowing to CNX during the Maintenance Period.
(b)The term of the foregoing waiver and release shall automatically terminate upon the expiration of the Maintenance Period; provided, however, in the event the Maintenance Period exceeds five (5) Days, Gatherer shall have the right at any time thereafter to terminate the foregoing waiver and release immediately upon delivery of written notice thereof to Producer.
2.Alternative Gas.
(a)As of the commencement of the Maintenance Period, Producer shall begin flowing volumes of Alternative Gas to Gatherer for receipt and acceptance into the Gathering System, subject to the Gathering Agreement, and shall continue flowing Alternative Gas to Gatherer until the aggregate volume thereof equals the Equivalent Quantities, estimated to be approximately [***] Mcf. It is anticipated that Alternative Gas will flow for approximately twenty (20) Days in order to achieve aggregate volumes equal to the Equivalent Quantities.
(b)The Parties acknowledge and agree that such Equivalent Quantities of Alternative Gas shall be accepted by Gatherer for delivery to Gatherer’s Snapping Turtle System Compressor Station and all Services provided with respect to such Alternative Gas shall be subject to the terms and conditions of the Gathering Agreement, including all applicable fees thereunder.
3.    Miscellaneous. The terms and provisions of this Letter Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Letter Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon the Parties.
4.    Effect of Letter Agreement. The Parties acknowledge and agree that this Letter Agreement constitutes a written instrument executed by the Parties and fulfills the requirements of an amendment contemplated by Section 18.7 of the Gathering Agreement. The Parties hereby ratify and confirm the Gathering Agreement, as amended hereby. Except as expressly provided herein, the provisions of the Gathering Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Letter Agreement. In the event of any conflict or inconsistencies between this Letter Agreement and the Gathering Agreement, the terms and conditions of this Letter Agreement shall prevail.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement as of the date first written above.

GATHERER:

EQM GATHERING OPCO, LLC,
a Delaware limited liability company

By:	/s/ John M. Quinn
Name:	John M. Quinn
Title:	VP Business Development & Commercial Services

PRODUCER:

EQT CORPORATION,
a Pennsylvania corporation

By:	/s/ Dave Khani
Name:
Title:

EQT PRODUCTION COMPANY,
a Pennsylvania corporation

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	VP Operations Planning

RICE DRILLING B LLC,
a Delaware limited liability company

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	VP Operations Planning

EQT ENERGY, LLC,
a Delaware limited liability company

By:	/s/ Keith Shoemaker
Name:
Title:

EXHIBIT A
Alternative Receipt Points
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